UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 7, 2019 (January 2, 2019)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	4
SIGNATURE	5
EX - 10.1
EX - 10.2
EX - 10.3
EX - 10.4
EX - 10.5
EX - 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Gibraltar Industries, Inc. (the “Company”) today announced the appointment, effective January 2, 2019, of William T. Bosway as President and Chief Executive Officer of the Company. Mr. Bosway replaces Frank G. Heard who has notified the Company that he will retire effective March 20, 2020. In connection with his appointment as President and Chief Executive Officer, Mr. Bosway has also been appointed to the Company’s Board of Directors effective January 2, 2019. Mr. Heard has been appointed as Vice Chair of the Company’s Board of Directors effective January 2, 2019 and prior to his retirement will assist in the transitioning to Mr. Bosway of the role of President and Chief Executive Officer.

Mr. Bosway, age 53, joins the Company from Dover Corporation, a diversified global manufacturer, where he was a Vice President and President and Chief Executive Officer of the Refrigeration and Food Equipment Division from June, 2016 to December, 2018. Prior to joining Dover Corporation, Mr. Bosway was employed by Emerson Electric Co., a global manufacturer of industrial, commercial and consumer products, where he held the position of Group Vice President, Solutions & Technology for Emerson Climate Technologies from May, 2008 through June, 2016. Mr. Bosway brings to the Company strong leadership skills and significant experience in acquisitions, lean manufacturing and continuous improvement techniques.

In connection with his employment as the Company’s President and Chief Executive Officer, Mr. Bosway accepted terms and conditions of employment contained in a written offer of employment from the Chairman of the Company’s Board of Directors (the “Offer Letter”), which terms and conditions include an initial annual base salary of $700,000 per year together with an annual bonus opportunity of 100% of his annual base salary with a guaranteed minimum annual bonus for 2019 of $500,000, a signing bonus equal to $500,000 and a grant of restricted stock units having an aggregate value of $1 million which will vest in three equal tranches on each of the first three anniversaries of Mr. Bosway’s January 2, 2019 employment commencement date. As an executive officer of the Company, Mr. Bosway is also eligible for long term equity based incentive compensation which will consist of restricted stock units having a value equal to 125% of his annual base salary, vesting at a rate of 25% per year and performance stock units having a value based on the achievement of the targeted level of performance equal to 175% of Mr. Bosway’s annual base salary. Mr. Bosway is further eligible to participate in the Company’s equity based management stock purchase plan, a non-qualified plan of deferred compensation maintained by the Company that provides for issuance to participants of matching restricted stock units based on the amount of salary and eligible incentive compensation deferred, as well as perquisite programs available to the Company’s executive officers.

By a separate Restrictive Covenants and Severance Agreement entered (the “Severance Agreement”) into between Mr. Bosway and the Company, the Company has also agreed to provide Mr. Bosway a severance benefit in the event his employment is terminated by the Company without “cause” or by Mr. Bosway for a “good reason”, in each case as defined in the Severance Agreement. The severance benefit payable to Mr. Bosway is an amount equal to two times his annual base salary, payable over a period of two years, and a lump sum payment, payable six months following his termination, equal to a pro-rata portion of the annual incentive bonus Mr. Bosway would have been entitled to receive for the year of his termination had he achieved the targeted level of performance. The Company and Mr. Bosway have also entered into a Change in Control Agreement providing that, in the event that Mr. Bosway’s employment is terminated without “cause” or for a “good reason”, in each case as defined in the Change in Control Agreement, after the Company’s execution of a merger agreement or within one year following a change in control as defined in the Change in Control Agreement, Mr. Bosway will be entitled to a lump sum payment equal to two and one half times his annual base salary, plus an amount equal to his average annual performance bonus. Payments to Mr. Bosway under the Severance Agreement and the Change in Control Agreement are conditioned on Mr. Bosway’s execution and delivery to the Company of a release.

The foregoing summary of the compensatory arrangements provided to Mr. Bosway are qualified in their entirety by reference to the Offer Letter provided to Mr. Bosway, the Severance Agreement, the Change in Control Agreement, and the Award of Restricted Units, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.5 respectively, which agreements are incorporated herein by reference.

In connection with Mr. Heard’s pending retirement, the Company and Mr. Heard entered into a letter agreement clarifying that the change in Mr. Heard’s status with the Company does not constitute grounds for a “good reason” termination and the payments to which Mr. Heard is entitled during his continued employment. The foregoing summary of the correspondence between the Company and Mr. Heard relating to his continued employment (the

“Employment Terms Letter”) is qualified in its entirety by reference to the Employment Terms Letter provided to Mr. Heard which is attached hereto as Exhibit 10.4 and incorporated by reference. A copy of the press release issued by the Company announcing the CEO succession arrangements described above is filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(a)-(c)    Not Applicable
(d)    Exhibits:

Exhibit No.	Description

10.1	Correspondence, dated December 17, 2018, from William P. Montague to William T. Bosway.
10.2	Restrictive Covenants and Severance Agreement by and between Gibraltar Industries, Inc. and William T. Bosway, dated December 17, 2018 and effective January 2, 2019.
10.3	Change in Control Agreement by and between Gibraltar Industries, Inc. and William T. Bosway, Dated December 17, 2018 and effective January 2, 2019.
10.4	Correspondence, dated January 2, 2019, from William P. Montague to Frank G. Heard.
10.5	Award of Restricted Units dated as of January 2, 2019 to William T. Bosway
99.1	News Release issued by Gibraltar Industries, Inc. on January 7, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date:	January 7, 2019
		By:	/s/ Timothy F. Murphy
Timothy F. Murphy
Senior Vice President and Chief Financial Officer